Exhibit 99.3

EMPLOYMENT AGREEMENT

            This Employment Agreement (this "Agreement") is made as of this 29th day of September, 2006 (the "Effective Date"), by and between UAL Corporation, a Delaware corporation (together with its successors and assigns, "UAL"), United Air Lines, Inc. (together with its successors and assigns, "UA," UAL and UA sometimes collectively referred to as "United" or the "Company") and Peter D. McDonald (the "Executive").

RECITALS

            United desires to continue to employ the Executive as Executive Vice President and Chief Operating Officer of United, and the Executive desires to continue such employment, on the terms and conditions hereinafter set forth.
            In consideration of the mutual covenants contained herein, and intending to be legally bound, United and the Executive agree as follows:

1.        Employment and Duties.

            a.    Employment. Subject to all of the terms and conditions of this Agreement, United agrees to continue to employ the Executive as its Executive Vice President and Chief Operating Officer for the Employment Period (as defined in Section 2) and the Executive agrees to remain employed by United during such period.

            b.    Duties. On and after the Employment Date (as defined in Section 2), as Executive Vice President and Chief Operating Officer of United, the Executive shall have such duties and responsibilities as customarily associated with such positions in a company the nature and size of the Company and will perform such other duties as he is reasonably directed to perform by the Chief Executive Officer of United consistent with such positions. The Executive shall perform such duties at United's headquarters located in Elk Grove Township, Illinois or Chicago, Illinois. The Executive shall report directly to the Chief Executive Officer of United.

            c.    Scope. While the Executive is employed by United hereunder, the Executive will devote substantially all of his business time, attention, skills and efforts to the business and affairs of United and the performance of his duties under this Agreement. The Executive acknowledges that his duties and responsibilities under this Agreement will require his full-time business efforts and agrees that during the Employment Period he will not engage in any other business activity or have any business pursuits or interests which materially interfere or conflict with the performance of the Executive's duties under this Agreement or which compete with United. Notwithstanding the foregoing, the parties agree that during the Employment Period, it will not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's duties under this Agreement.

2.        Term.

             Subject to earlier termination in accordance with Section 4 below, the Executive's employment as Executive Vice President and Chief Operating Officer of United pursuant to the terms of this Agreement will become effective on October 1, 2006 (the "Employment Date"), and will expire on the close of business on October 1, 2010 (the term of the Executive's employment hereunder, the "Employment Period"). Except with respect to those provisions which by their terms survive the expiration of this Agreement, this Agreement will terminate upon the expiration of the Employment Period.

  3.    Compensation.

              a.    Base Salary. During the Employment Period, the Company will pay the Executive a base salary (the "Base Salary") at an initial rate of $700,000 per year in accordance with the Company's standard payroll practices. The Base Salary will be reviewed as part of the normal salary administration program for the Company's senior executives by the Human Resources Subcommittee or its successors (the "Committee") of the Board of Directors of UAL (the "Board"), for the purpose of considering increases in the Executive's Base Salary in light of the Committee's executive compensation philosophy statement then in effect and the performance by the Executive of his duties under this Agreement. During the Employment Period, the Committee will review and consider further increases in the Base Salary, at the times and pursuant to the procedures used in connection with considering base salary adjustments for United's other senior executives, but no less than annually. After any such increase, "Base Salary" as used in this Agreement shall mean such increased amount. Base Salary will not thereafter during the Employment Period be decreased.

              b.    Annual Bonus. In addition to other compensation to be paid under this Section 3, the Executive will be eligible to receive a target annual cash bonus for each year during the Employment Period, to be administered by the Committee under the applicable annual bonus plan approved by the Committee (the "Incentive Plan"). For the 2006 calendar year, the Executive's target percentage will continue to be 70% of his Base Salary, with the Base Salary under this Agreement effective for the bonus for the 4th quarter of 2006, and effective as of January 1, 2007, and for the remainder of the Employment Period, the Executive's target percentage will be no less than 85% of his Base Salary (the "Target Bonus"); provided that the Executive shall be entitled to an annual cash bonus of no less than $425,000 for calendar year 2007, contingent on the Executive's remaining employed by United as required under the Incentive Plan. The annual bonus under this Section 3(b) will hereinafter be referred to as the "Annual Bonus."

              c.    Long Term Incentive Plans. In addition to other compensation to be paid under this Section 3, beginning in calendar year 2008 and in each following year during the remainder of the Employment Period, the Executive will be eligible to receive grants under the long term incentive plans (including stock option, restricted stock and other equity compensation plans and any other long-term incentive plans (whether payable in cash, equity or other property)) maintained by United for the purpose of providing long term incentive compensation to senior executives of United; provided, however, that no such awards will be made to the Executive in any year in which substantially all the other senior executives of United are not granted long term incentive awards; provided further that the terms and conditions of any awards under such plans (including the form of and consideration payable pursuant to such awards and the amount of such awards) shall be commensurate with awards made to other Executive Vice Presidents of United and shall otherwise be determined by the Committee in its discretion. Furthermore, the Executive shall comply with future stock ownership guidelines adopted by the Committee with respect to future equity grants or awards.

              d.    Previously Awarded Stock Options and Restricted Stock. The Executive hereby agrees that, notwithstanding any provision of the UAL 2006 Management Equity Incentive Plan (the "MEIP"), any Notice of Award delivered pursuant to the MEIP or any other agreement, plan or arrangement to the contrary, effective as of the date of this Agreement, (i) all shares of UAL common stock, $0.01 par value per share ("UAL Common Stock"), subject to vesting or other forfeiture conditions that were granted to the Executive on February 1, 2006 (the "Restricted Shares") (other than those Restricted Shares that vested on August 1, 2006, and those Restricted Shares that are currently scheduled to vest on February 1, 2007) shall cease to vest, and the Executive shall no longer have any right, title or interest in such Restricted Shares, and (ii) all options to purchase shares of UAL Common Stock that were granted to the Executive in February 2006 and that are currently scheduled to vest on February 1, 2008, shall terminate and cease to be of any further force or effect. The Executive shall comply with the Company's stock ownership guidelines applicable to senior executives of the Company with respect to the Restricted Shares that vested or will vest on August 1, 2006, and February 1, 2007.

              e.    Retention Payment. In consideration of the Executive's agreements under Sections 3(d), 7, 8 and 9, and as an inducement to enter into this Agreement, the Executive will be eligible to receive a retention payment (the "Retention Payment") in an amount equal to Two Million Six-Hundred Thousand Dollars ($2,600,000) (exclusive of earnings thereon), which will be funded and paid subject to the following terms and conditions:

                      (A)    As soon as practicable following the date of this Agreement (but in no event later than 30 days thereafter), United will cause an amount equal to $2,600,000 to be deposited in the Executive's name under an irrevocable trust with the Executive (or the Executive's estate) as the sole beneficiary (the "Secular Trust") governed by a trust agreement titled the Peter McDonald Secular Trust, substantially in the form of the instrument attached as Exhibit A to this Agreement. Notwithstanding any provision of the trust agreement or any other agreement to the contrary, United shall be solely liable for all fees and expenses payable to the trustee in connection with the establishment and administration of the Secular Trust (including expenses relating to tax reporting), and the Executive shall be solely liable for all fees and expenses payable to the trustee in connection with the investment and management of the assets of the Secular Trust.

                      (B)    Subject to the terms and conditions of this Section 3(e)(ii) and except as otherwise provided herein or in Section 3(e)(iii) or (iv), the Executive's rights with respect to the assets held by the Secular Trust shall become vested in accordance with the following schedule: (A) on February 1, 2008, the Executive's rights with respect to one-third of the assets then held by the Secular Trust shall become vested; (B) on February 1, 2009, the Executive's rights with respect to the one-half of the assets then held by the Secular Trust (assuming full payment of the amount in the preceding clause (A)) shall become vested; and (C) on February 1, 2010, the Executive's rights with respect to 100% of the assets then held by the Secular Trust shall become vested (each of the preceding dates, a "Vesting Date"). In order for the Executive's rights to become vested as described in clauses (A), (B) and (C) of the preceding sentence, the Executive must remain actively employed by United until the relevant Vesting Date, provided that if, prior to the relevant Vesting Date, the Executive's employment under this Agreement is terminated involuntarily for any reason other than Cause (as defined in Section 4(c)), including as a result of the Executive's death or Disability (as defined in Section 4(b)), or if the Executive resigns for Good Reason (as defined in Section 4(d)), subject to Section 5(k), the Executive's rights with respect to all assets held by the Secular Trust shall become immediately vested as of the date that the release of claims described in Section 5(k) becomes effective and irrevocable (the "Release Effective Date"). For the avoidance of doubt, if, prior to the relevant Vesting Date, the Executive's employment under this Agreement is terminated involuntarily for Cause or if the Executive resigns without Good Reason, the Executive's rights with respect to all unvested assets then held by the Secular Trust shall immediately terminate as of the Termination Date and the Executive shall be entitled to no further payments or benefits with respect to the unvested portion of the Retention Payment. In the event that the Executive's rights with respect to any portion of the assets of the Secular Trust become vested pursuant to this Section 3(e)(ii), the Executive will be entitled to distribution of the vested portion of the assets of the Secular Trust not later than 30 days following the date the Executive's rights thereto become vested.

                      (C)    Notwithstanding any provision of Section 3(e)(ii) to the contrary, the Committee may, in its discretion, accelerate the vesting and payment of some or all of the Retention Payment in connection with the occurrence of an extraordinary circumstance with respect to the Executive.

                      (D)    The Executive's rights with respect to all earnings on the assets of the Secular Trust shall be fully vested at all times, and such earnings shall be distributed to the Executive within 30 days of the last business day of the calendar quarter in which earned by the Secular Trust.

                      (E)    In addition to the foregoing, United will pay to the Executive an additional amount (such amount, an "Additional Payment") such that, after payment by, or on behalf of, the Executive of all income and employment taxes with respect to any vested portion of the Retention Payment, including any income and employment taxes imposed upon the Additional Payment, the Executive retains an amount with respect to such vested portion of the Retention Payment equal to the aggregate amount of such taxes imposed on such vested portion of the Retention Payment; provided, however, that United shall only be obligated to provide the Executive with Additional Payments with respect to that portion of the Retention Payment that does not exceed $2,600,000 in the aggregate. Any Additional Payment will be paid as soon as practicable following the Executive's delivery to United of documentation sufficient to demonstrate the Executive's entitlement to such Additional Payment. Notwithstanding the foregoing, the Executive shall be solely liable for any taxes imposed on income that the Executive recognizes in connection with current earnings (within the meaning of Section 651 of the Internal Revenue Code of 1986, as amended (the "Code")) arising from investment of the assets of the Secular Trust and shall not be entitled to any Additional Payments with respect thereto.

              f.    Other Benefits. In addition to other compensation to be paid under this Section 3, during the Employment Period, the Executive will be entitled to participate in all employee benefit plans, practices and programs maintained by United and made available to its senior executives, as those plans, practices and programs may be amended, supplemented, replaced or terminated from time to time in a manner generally applicable to other senior executives, including without limitation (i) medical, hospitalization, disability, dental, life, health and travel accident insurance to the extent offered by United, and in amounts consistent with United policy for all its senior executives; (ii) other benefit arrangements, including but not limited to any retirement plan, supplemental retirement plan, split dollar life insurance programs (as may be permitted by law), stock purchase plan, 401(k) plan, flexible spending arrangement, income deferral plan, financial planning services and free and reduced rate transportation (for the Executive and his eligible family members), to the extent made generally available by United to its senior executives; (iii) a number of weeks of paid vacation each year, consistent with United policy for all its senior executives (but in no event less than five (5) weeks); (iv) any perquisite program or policy generally applicable to Executive Vice Presidents; and (v) an automobile allowance of $1,125 per month. Notwithstanding the foregoing, the Executive and United agree that the severance benefits provided under this Agreement shall be offset on a payment-by-payment, benefit-by-benefit basis against any severance benefits provided under any plan, practice, program or policy of United.

              g.    Reimbursement of Business Expenses. United agrees to reimburse the Executive for all reasonable out-of-pocket business expenses incurred by the Executive on behalf of United, provided that the Executive properly accounts to United for all such expenses in accordance with the rules and regulations of the Internal Revenue Service under the Code, and in accordance with the standard policies and procedures of United relating to reimbursement of business expenses, which obligation shall survive the expiration or termination of this Agreement.

              h.    Taxes, etc. Except as specifically provided in this Agreement, all compensation payable to the Executive pursuant to this Agreement is stated in gross amount and will be subject to all applicable withholding taxes, other normal payroll taxes and any other amounts which United reasonably determines are required by law to be withheld.

  4.        Termination.

              a.    Mutual Agreement. The Executive's employment hereunder may be terminated at any time by mutual agreement on terms to be negotiated at the time of such termination.

              b.    Death or Disability. The Employment Period under this Agreement will terminate automatically upon the Executive's death. If United determines in good faith that the Disability (as defined below) of the Executive has occurred, subject to the respective continuing obligations of United and the Executive under Sections 5 (Compensation Upon Termination), 7 (Confidentiality) and 9 (Non-Competition), the Company has the right to terminate the Executive's employment under this Agreement by notice pursuant to Sections 4(f) and 4(g) below. For purposes of this Agreement, the Executive will be deemed to have a "Disability" if the Executive has been unable, by reason of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) to perform each and every material duty of his employment under this Agreement, whether with or without reasonable accommodation by the Company, in substantially the manner and to the extent required hereunder prior to the commencement of such Disability, for a period of six (6) consecutive months in any twelve (12)-month period. Such termination may not be arbitrary or unreasonable, and the Board will obtain and take into consideration the opinion of a physician chosen by the Board, the opinion of the Executive's personal physician, if reasonably available, as well as applicable provisions of the Americans with Disabilities Act, but such determination by the Board will be final and binding on the parties to this Agreement.

              c.    By United with or without Cause. Subject to the respective continuing obligations of United and the Executive under Sections 5 (Compensation Upon Termination), 7 (Confidentiality) and 9 (Non-Competition) and, if applicable, Section 8 (Non-Disparagement), United has the right to terminate the Employment Period and the Executive's employment under this Agreement and thereafter with or without Cause (as defined below) by notice pursuant to Sections 4(f) and 4(g) below. For purposes of this Agreement, "Cause" means:

                      (i)    a significant act or acts of personal dishonesty or deceit that have a material adverse effect on United taken by the Executive in the performance of his duties;

                      (ii)    the willful and continued failure by the Executive to substantially perform the Executive's material duties relating to his positions, including the material duties set forth under Section 1(b) of this Agreement (unless such failure is cured within thirty (30) days after the Executive receives written notice of such failure, which notice is required to be given before terminating the Executive's employment hereunder); or

                      (iii)    the Executive's conviction of, or his entry of a plea of guilty or nolo contendere to, any felony (other than a felony predicated upon the Executive's vicarious liability), or the entry of any final civil judgment against him for fraud, misrepresentation, or misappropriation of property.

              It is the intent of the parties to this Agreement that the definition of Cause shall not include differences of agreement with respect to strategy or implementation of business plans or the success or lack of success of any such strategy or implementation. Accordingly, no action taken or omitted to be taken by the Executive in the Executive's good faith belief that such action or failure to act was in the best interest of United (provided that such action or inaction was taken or omitted to be taken by the Executive in his good faith belief that it was not inconsistent with directions received from the Chief Executive Officer of United), shall be a basis for Cause under Section 4(c)(ii).

              d.    By the Executive with and without Good Reason. Subject to the respective continuing obligations of United and the Executive under Sections 5 (Compensation Upon Termination), 7 (Confidentiality) and 9 (Non-Competition) and, if applicable, Section 8 (Non-Disparagement), the Executive has the right to terminate the Employment Period and his employment under this Agreement and thereafter with or without Good Reason (as defined below) by notice pursuant to Sections 4(f) and 4(g). For purposes of this Agreement, "Good Reason" means:

                      (i)    the assignment to the Executive of any duties inconsistent in any respect with the Executive's position, including, during the Employment Period, the Executive's status, offices, titles and reporting relationships, authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any other action by United which results in a significant diminution in such position (including any removal from any such position), authority, duties or responsibilities, excluding for this Section 4(d)(i) any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by United within thirty (30) days after receipt of a notice thereof given by the Executive, and further excluding any action in connection with the termination of the Executive's employment for Cause, upon the death or the Disability of the Executive pursuant to the terms of this Agreement, or by the Executive other than for Good Reason pursuant to this Section 4(d);

                      (ii)    a reduction by United in the Executive's Base Salary (or, following the expiration of the Employment Period, a reduction by United in the Executive's annual base salary) or, during the Employment Period, any other failure by United to comply with any of the provisions of Section 3 of this Agreement, including treatment of the Executive in a manner or with an outcome inconsistent with United's treatment of its other senior executives, other than an isolated, immaterial and inadvertent failure not occurring in bad faith and which is remedied by United promptly after receipt of notice thereof given by the Executive;

                      (iii)    the relocation of the Executive's principal place of employment (other than as a result of the relocation of the Company's headquarters to Chicago, Illinois) to a location more than 50 miles from the Executive's principal place of employment immediately prior to such relocation, except for travel reasonably required in the performance of the Executive's responsibilities;

                      (iv)    during the Employment Period, any purported termination by United of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                      (v)    the failure of a successor to all or substantially all of the assets of United to assume United's obligations under this Agreement, either contractually or as a matter of law, within 15 days following such transaction.

              Except as specifically provided in clauses (i), (ii) and (iv) above, the term "Good Reason" shall have the same meaning regardless of whether the event that constitutes Good Reason occurs during the Employment Period or thereafter. The provisions of this Section shall survive the expiration or termination of this Agreement.

              e.    Change of Control Termination. A "Change of Control Termination" means, during the period beginning on the date of a Change of Control and ending on the earlier of the two-year anniversary thereof or October 1, 2010, any termination by the Executive for Good Reason or any involuntary termination of the Executive's employment by United other than for Cause, Disability or death. A "Change of Control" means the first of the following events to occur:

                      (i)    there is consummated a merger or consolidation to which United or any direct or indirect subsidiary of United is a party if the merger or consolidation would result in the voting securities of United outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of United or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                      (ii)    the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in the aggregate of securities of United representing twenty-five percent (25%) or more of the total combined voting power of United's then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (A) any acquisition by United or any of its subsidiaries, (B) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by United or any corporation controlled by United, (C) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any acquisition by a corporation owned, directly or indirectly, by the stockholders of United in substantially the same proportions as their ownership of stock of United, and (E) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (i) above, does not constitute a Change of Control; or

                      (iii)    there is consummated a transaction contemplated by an agreement for the sale or disposition by United of all or substantially all of United's assets, other than a sale or disposition by United of all or substantially all of United's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of United in substantially the same proportions as their ownership of United immediately prior to such sale; or

                      (iv)    the stockholders of United approve any plan or proposal for the liquidation of United; or

                      (v)    the occurrence within any twenty-four month or shorter period of a change in the composition of the Board such that the "Continuity Directors" cease for any reason to constitute at least a majority of the Board. For purposes of this clause, "Continuity Directors" means (A) those members of the Board who were directors on the date hereof and (B) those members of the Board (other than a director whose initial assumption of office was as a result of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of United) who were elected or appointed by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed; or

                      (vi)    such other event or transaction as the Board shall determine constitutes a Change of Control.

              f.    Notice of Termination. Any termination of the Executive's employment by United or by the Executive (other than termination upon the Executive's death, which does not require notice) must be communicated by written Notice of Termination to the other party hereto given in accordance with Section 10(l) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated and (iii) if the Termination Date (as defined below) is other than the date of receipt of such notice, specifies the Termination Date (which date will not be less than thirty (30) days after the giving of such notice). The failure by United or the Executive to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of the basis for termination will not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder. This provision shall survive expiration or termination of this Agreement.

              g.    Termination Date. "Termination Date" means (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his Disability pursuant to Section 4(b), thirty (30) days after the receipt by the Executive of the Notice of Termination, (iii) if the Executive's employment is terminated by United for Cause pursuant to Section 4(c) or by the Executive with or without Good Reason pursuant to Section 4(d), the date specified in the Notice of Termination, (iv) if the Executive's employment is terminated by mutual agreement of the parties, the date specified in such agreement and (v) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, provided that if, within thirty (30) days after any Notice of Termination is given with respect to a termination for Cause, a termination for Good Reason or a termination for Disability, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Termination Date will be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), but in no event will the Termination Date be later than the fourth anniversary of the commencement of the Employment Period. Notwithstanding the foregoing, but subject to Section 9, the Executive may accept any other employment, without diminishing any of his rights or benefits hereunder, at any time after the Termination Date, determined without regard to any extensions pursuant to the proviso clause of the preceding sentence. For the avoidance of doubt, the mere expiration of the Employment Period shall not be deemed to be a termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason for purposes of this Agreement. This provision shall survive the expiration or termination of this Agreement.

  5.    Compensation Upon Termination.

              a.    Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement will terminate without further obligations to the Executive's legal representatives under this Agreement, other than (i) any obligations accrued or earned and vested (if applicable) by the Executive or due to the Executive as of the Termination Date, including without limitation the Base Salary through the Termination Date at the rate in effect on the Termination Date, disregarding any reduction in Base Salary in violation of this Agreement (the "Highest Base Salary") and any unreimbursed business expenses, (ii) the Target Bonus described in Section 3(b), pro-rated to the Termination Date, (iii) any other payments, benefits or entitlements due to the Executive (or his legal representatives) pursuant to the provisions of (A) this Agreement that by their terms survive the expiration or termination of this Agreement or (B) any applicable plan, policy, program, arrangement of, or other agreement with, United or its affiliates and (iv) any amounts payable or due to the Executive pursuant to Section 3(e) (such amounts specified in clauses (i) through (iv) are hereinafter referred to as "Accrued Obligations"). All Accrued Obligations which are payable will be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within ten (10) business days of the Termination Date, or in such other form as may be provided for pursuant to the applicable plans and agreements.

              b.    Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement will terminate without further obligations to the Executive, other than the Accrued Obligations. All Accrued Obligations which are payable will be paid to the Executive in a lump sum in cash within ten (10) business days of the Termination Date, or in such other form as may be provided for pursuant to the applicable plans and agreements.

              c.    By United For Cause; By the Executive Other Than For Good Reason. If the Executive's employment is terminated for Cause or by the Executive other than for Good Reason during the Employment Period, this Agreement will terminate without further obligations to the Executive, other than the Accrued Obligations (which, for purposes of this provision, will specifically exclude any pro-rated bonus pursuant to Section 5(a)(ii)). All Accrued Obligations which are payable will be paid to the Executive in a lump sum in cash within ten (10) business days of the Termination Date, or in such other form as may be provided for pursuant to the applicable plans and agreements.

              d.    By United Without Cause; By the Executive For Good Reason. If (i) United terminates the Executive's employment other than for Cause, Disability or death or if the Executive terminates his employment hereunder for Good Reason, in each case, regardless of whether such termination occurs during the Employment Period or (other than with respect to Section 5(d)(C)) at any time thereafter, and (ii) such termination does not constitute a Change of Control Termination:

                      (A)    the Executive shall be entitled to all Accrued Obligations which are payable and such Accrued Obligations will be paid to the Executive in a lump sum in cash within ten (10) business days of the Termination Date, or in such other form as may be provided for pursuant to the applicable plans and agreements;

                      (B)    subject to Section 5(k), in lieu of any further payments of Base Salary and Annual Bonus to the Executive for periods subsequent to the Termination Date, United will, within ten (10) business days after the Release Effective Date, make a lump sum cash payment to the Executive equal to the sum of the then-current Base Salary and the then-current Target Bonus (in both cases, without regard to any reduction in Base Salary or Target Bonus giving rise to Good Reason), multiplied by the lesser of (1) 2.0 and (2) a fraction, the numerator of which is the number of months (rounded up to the nearest whole month) that remain until the Executive attains the age of 65 and the denominator of which is 12 (the lesser of such amounts, the "Multiple"); provided that solely for purposes of this Section 5(d)(B), at all times following the expiration of the Employment Period, the Executive's Base Salary shall be deemed to be $700,000 and his Target Bonus shall be deemed to be 85% of that amount; and

                      (C)    for a period of time equal to the Multiple, United will continue to provide medical and dental benefits to the Executive and/or the Executive's family on the same basis as those provided to other similarly situated active employees, in accordance with the plans, practices, programs or policies of United and its subsidiaries then in effect; provided that this Section 5(d)(C) shall not apply to any termination occurring after the expiration of the Employment Period.

              e.    Change of Control Termination. In the event of a Change of Control Termination during the Employment Period:

                      (i)    the Executive shall be entitled to all Accrued Obligations which are payable and such Accrued Obligations will be paid to the Executive in a lump sum in cash within ten (10) business days of the Termination Date, or in such other form as may be provided for pursuant to the applicable plans and agreements;

                      (ii)    subject to Section 5(k), in lieu of further payments of Base Salary and Annual Bonus to the Executive for periods subsequent to the Termination Date, United will, within ten (10) business days after the Release Effective Date, make a lump sum cash payment to the Executive equal to three times the sum of (A) the then-current Base Salary and (B) the then-current Target Bonus (in both cases, without regard to any reduction in Base Salary or Target Bonus giving rise to Good Reason); and

                      (iii)    for a period of three years, United will continue to provide medical and dental benefits to the Executive and/or the Executive's family on the same basis as those provided to similarly situated active employees in accordance with the plans, practices, programs or policies of United and its subsidiaries then in effect.

              f.    By the Executive By Taking Competitive Position. If the Executive is in violation of Section 9(a), the Executive's entitlement to benefits under this Agreement will be limited to Accrued Obligations (which, for purposes of this provision, will specifically exclude any Annual Bonus pursuant to Section 3(b) and any pro-rated bonus pursuant to Section 5(a)(ii)), and the Executive will forfeit any other additional benefits or payments in which he is not otherwise vested, other than benefits to which he is entitled under any other United employee benefit plan, program or arrangement.

              g.    Gross-Up Payment.

                      (i)    Following any termination of employment during the Employment Period, United will cause a nationally recognized accounting firm (the "Accountant"), acceptable to the Executive, to promptly review, at United's sole expense, the applicability of Sections 280G and 4999 of the Code to any payment, distribution, benefit or entitlement of any type by United or any affiliate to or for the benefit of the Executive pursuant to Section 5(e) of this Agreement, and any other payment, distribution, benefit or entitlement to or for the benefit of the Executive (including any payment, distribution, benefit or entitlement made by any person or entity effecting a Change of Control) that could be considered a "parachute payment" within the meaning of Section 280G of the Code (the "Total Payments").

                      (ii)    Subject to Section 5(g)(iii), if the Accountant determines that the Total Payments result in an excise tax imposed by Section 4999 of the Code or any comparable state or local law, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to herein as the "Excise Tax"), United will make an additional cash payment (a "Gross-Up Payment") to the Executive within ten (10) days after such determination equal to an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, the Executive's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. If no determination by the Accountant is made prior to the time the Executive is required to file a tax return reflecting the Total Payments, the Executive will be entitled to receive from United a Gross-Up Payment calculated on the basis of the Excise Tax the Executive reported in such tax return, within ten (10) days after the later of the date on which the Executive files such tax return or the date on which the Executive provides a copy thereof to United. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by the Accountant or reflected in the Executive's tax return pursuant to this paragraph, the Executive will be entitled to receive from United the full Gross-Up Payment calculated on the basis of the amount of the Excise Tax determined to be payable by such tax authority within ten (10) days after the Executive notifies United of such determination. If, after the payment by United of any Gross-Up Payment pursuant to this Section 5(g)(ii), the Executive becomes entitled to receive any refund with respect to such payment, the Executive shall pay to United the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto) within ten (10) days of the Executive's receipt of such refund.

                      (iii)    Notwithstanding any provision of this Section 5(g), if it shall be determined (by the reasonable computation of the Accountant, which determination shall be certified by the Accountant and set forth in a certificate delivered to the Executive) that the aggregate amount of the Total Payments that, but for this Section 5(g)(iii), would be payable to the Executive, does not exceed 110% of the greatest amount of Total Payments that could be paid to the Executive without giving rise to any liability for the Excise Tax in connection therewith (such greatest amount, the "Floor Amount"), then: (A) no Gross-Up Payment shall be made to the Executive; and (B) the aggregate amount of Total Payments payable to the Executive shall be reduced (but not below the Floor Amount) to the largest amount which would both (1) not cause any Excise Tax to be payable by the Executive, and (2) not cause any portion of the Total Payments to become nondeductible by reason of Section 280G of the Code (or any successor provision). Unless the Executive shall have given prior written notice specifying a different order to United to effectuate the foregoing, United shall reduce or eliminate the Total Payments, by first reducing or eliminating the portion of the Total Payments that are payable in cash and then by reducing or eliminating the non-cash payments, in each case in reverse order beginning with payments or benefits that are to be paid the farthest in time from the date that the Accountant delivers the certificate to the Executive pursuant to this Section 5(g)(iii). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

              h.    No Mitigation Required. The Executive will not be required in any way to mitigate the amount of any payment provided for in this Section 5, including, but not limited to by seeking other employment, nor will the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Employee as the result of employment with another employer after the Termination Date, or otherwise.

              i.    No Other Entitlement to Benefits Under Agreement. Following a termination governed by this Section 5, the Executive will not be entitled to any compensation or benefits beyond those set forth in this Agreement, except as the Executive may otherwise be entitled to receive outside the terms of this Agreement and as may be separately negotiated by the parties and approved by the Committee in writing in conjunction with the termination of the Executive's employment under this Agreement.

              j.    Survival. The obligations of this Section 5 will survive the expiration or termination of this Agreement.

              k.   Release. Notwithstanding any provision of this Agreement to the contrary, United shall not be obligated to make any payments or provide any benefits described in Sections 5(d)(B) and (C) or 5(e)(ii) and (iii), as applicable, and the Executive shall not be entitled to any accelerated vesting of the Retention Payment pursuant to Section 3(e)(ii), unless and until such time as the Executive (or the Executive's estate or legal representative, if applicable) has executed a customary waiver and release of claims in a form reasonably acceptable to United (provided that in no event shall such waiver and release require the Executive to waive or release any rights with respect to the Accrued Obligations or any of the Executive's other entitlements under this Agreement) and such release has become effective and irrevocable in accordance with its terms.

  6.    Indemnification.

              United shall maintain, for the benefit of the Executive, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained for its officers and directors by United on the Effective Date. In addition, the Executive shall be indemnified by United against liability as an officer and director of United and any subsidiary or affiliate of United to the maximum extent permitted by applicable law. The Executive's rights under this Section 6 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto.

  7.    Confidentiality.

              a.    Definition. "Confidential Information," as used in this Agreement, means and includes (without limitation) the kinds of services provided or proposed to be provided by United and its subsidiaries to customers, the manner in which such services are performed or offered to be performed, information concerning United's and its subsidiaries' fleet plan, cost structure, strategic plan, labor strategy, information concerning the creation, acquisition or disposition of products and services, personnel information, and other trade secrets and confidential or proprietary information concerning United's and its subsidiaries' business, but shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) was available to the Executive on a non-confidential basis prior to its disclosure by United or any subsidiary of United, or (iii) becomes available to the Executive on a non-confidential basis from a person other than United, any subsidiary of United or their officers, directors, employees or agents who is not otherwise bound by any confidentiality obligations with respect to the information provided to the Executive.

              b.    Prohibition on Use of Confidential Information.

                      (i)    The Executive acknowledges that: (A) United's and its subsidiaries' business is intensely competitive and that the Executive's employment by United will require that the Executive have access to and knowledge of Confidential Information of United, (B) the direct or indirect disclosure of any Confidential Information would place United at a disadvantage and would do damage, monetary or otherwise, to United's business, and (C) the engaging by the Executive in any of the activities prohibited by this Section 7 may constitute improper appropriation or use of such Confidential Information. The Executive expressly acknowledges the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectible business interest of United.

                      (ii)    From and after the Effective Date, the Executive will not make known, disclose, furnish, make available or use any of the Confidential Information obtained by him during employment with United, whether directly or indirectly, individually, as a director, stockholder, owner, partner, employee, principal, or agent of any business, or in any other capacity, other than in the proper performance of his duties contemplated under this Agreement. Upon termination of this Agreement (or at any other time requested by United), the Executive will return to United any tangible Confidential Information, including photocopies, extracts and summaries thereof, or any such information stored electronically on tapes, computer disks, or in any other manner that the Executive has in his possession. Notwithstanding the foregoing, the Executive may disclose Confidential Information to the extent required by law or to the extent ordered by a court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Executive to disclose or make accessible such information. Furthermore, with respect to any litigation, arbitration or mediation involving this Agreement or any other agreement between the Executive and United, including, without limitation, any dispute relating to the enforcement of such agreements, the Executive may disclose Confidential Information to the court, arbitrator or mediator that is considering such dispute or to the Executive's legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of such dispute).

              c.    Survival. The obligations of this Section 7 will survive the expiration or termination of this Agreement.

  8.    Non-Disparagement.

              a.    Limitation on Application. If United terminates the Executive's employment other than for Cause, Disability or death or if the Executive terminates his employment hereunder for Good Reason, regardless of whether such termination occurs during or after the Employment Period, then, and only then, shall the terms of this Section 8 become effective.

              b.    By the Executive. The Executive agrees not to make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written, directly or indirectly) that (i) accuses or implies that United and/or any of its parents, subsidiaries and affiliates, together with their respective present or former officers, directors, partners, stockholders, employees and agents, and each of their predecessors, successors and assigns, engaged in any wrongful, unlawful or improper conduct, whether relating to the Executive's employment (or the termination thereof), the business or operations of United, or otherwise; or (ii) disparages, impugns or in any way reflects adversely upon the business or reputation of United and/or any of its parents, subsidiaries and affiliates, together with their respective present or former officers, directors, partners, stockholders, employees and agents, and each of their predecessors, successors and assigns.

              c.    By United. United agrees not to willfully authorize any statement, observation or opinion (whether oral or written, direct or indirect) that is materially injurious to the Executive and that (i) accuses or implies that the Executive engaged in any wrongful, unlawful or improper conduct relating to the Executive's employment with United or (ii) disparages, impugns or in any way reflects adversely upon the reputation of the Executive.

              d.    Limitations. Nothing herein will be deemed to preclude the Executive or United from providing truthful testimony or information pursuant to subpoena, court order or similar legal process, or instituting and pursuing legal action.

              e.    Survival. The obligations of this Section 8 will survive the expiration or termination of this Agreement.

  9.    Non-Competition.

              a.    Non-Compete; Non-Solicitation. Without the consent in writing of the Board, during the Employment Period and, if the Executive's employment is terminated without Cause by United or by the Executive for Good Reason and the Executive receives severance pursuant to either Section 5(d)(B) or Section 5(e)(ii), for a period of two years after termination of the Executive's employment, regardless of whether such termination occurs during or after the Employment Period, (i) the Executive will not become a consultant to, or an officer, employee, agent, advisor, principal, partner, director or substantial stockholder of any airline, air carrier, or any company or other entity affiliated, directly or indirectly, with another airline or air carrier, including holding company thereof, and (ii) the Executive will not, directly or indirectly, for the benefit of any airline or air carrier or any company or other entity affiliated, directly or indirectly, with another airline or air carrier other than United, solicit the employment or services of, hire, or assist in the hiring of any person who is employed as a management employee.

              b.    Acknowledgment. The Executive has carefully read and considered the provisions of this Section 9 and, having done so, agrees that the restrictions set forth in this Section 9 (including the period of restriction, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of United, its officers, directors, employees, creditors and stockholders. The Executive understands that the restrictions contained in this section may limit his ability to engage in a business similar to that of United's, but acknowledges that he will receive sufficiently high compensation and other benefits hereunder to justify such restrictions.

              c.    Survival. The obligations of this Section 9 will survive the expiration or termination of this Agreement.

  10.    Miscellaneous.

              a.    No Adequate Remedy. The Executive understands that if he fails to fulfill his obligations under Sections 7 (Confidentiality), 8 (Non-Disparagement) or 9 (Non-Competition) of this Agreement, United will suffer irreparable injury, and the damages to United would be very difficult to determine. Therefore, in addition to any other rights or remedies, the Executive agrees that United will be entitled to a temporary, preliminary, and permanent injunction enjoining or restraining the Executive from any such violation or threatened violation, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security. The Executive hereby consents to specific enforcement of Sections 7, 8 and 9 of this Agreement by United through an injunction or restraining order issued by any state or federal court of competent jurisdiction. The Executive further acknowledges and agrees that due to the uniqueness of his services and confidential nature of the Confidential Information he possesses or will possess during the Employment Period, the covenants set forth herein are reasonable and necessary for the protection of the business and the goodwill of United. The terms of this Section 10(a) will survive the expiration or termination of this Agreement.

              b.    No Conflicts. The Executive represents and warrants to United that neither the entering into of this Agreement nor the performance of any obligations hereunder will conflict with or constitute a breach under any obligation of him, as the case may be, under any agreement or contract to which he is a party or any other obligation by which the Executive is bound. Without limiting the foregoing, the Executive agrees that at no time will he knowingly use any trade secrets or other intellectual property of any third party while performing services hereunder, unless properly authorized by such third party.

              c.    Reimbursement of Legal Fees. United shall reimburse the Executive for all reasonable legal fees and expenses incurred by the Executive in connection with the negotiation and drafting of this Agreement, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any tax imposed on the Executive as a result of payment by United of such legal fees and expenses.

              d.    Successors and Assigns. This Agreement is personal to the Executive and may not be assigned or delegated by the Executive or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. This Agreement will inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement is binding on and inures to the benefit of United's successors and assigns. No rights or obligations of United under this Agreement may be assigned or transferred by United without the Executive's express written consent, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which United is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of United and assumes this Agreement, either contractually or as a matter of law. As used in this Agreement, the term "United" includes any successor to United's business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

              e.    Modification. This Agreement may be modified or amended only by a writing signed by United and the Executive specifically referencing the provision being so modified or amended.

              f.    Governing Law. The laws of the State of Delaware will govern the validity, construction and performance of this Agreement (without regard to conflict of laws principles).

              g.    Dispute Resolution. The parties agree that any dispute arising out of or relating to this Agreement or the formation, breach, termination or validity thereof (a "Dispute"), will be settled by binding arbitration by a panel of three (3) arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitration proceedings will be located in Chicago, Illinois. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages. Judgment upon any arbitration award may be entered into any court having jurisdiction thereof and the parties consent to the jurisdiction of any court of competent jurisdiction located in the State of Illinois. In the event the Executive prevails in arbitration on a material issue, the Executive will be entitled to recover his costs of arbitration, including reasonable attorneys' fees, and any costs associated with the enforcement of the arbitrator's decree, including reasonable attorneys' fees. Notwithstanding the foregoing, if litigation is brought with respect to this Agreement, other than litigation not permitted by this Agreement which is commenced by the Executive, the Executive shall be entitled to recover from United his costs and expenses associated with such litigation, including reasonable attorneys' fees. The terms of this Section 10(g) will survive the expiration or termination of this Agreement.

              h.    Construction. Whenever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent declared invalid by a court of competent jurisdiction under the applicable law, that provision will remain effective to the extent not declared invalid. The remainder of this Agreement also will continue to be valid to the extent it is consistent with the essential intent and principles of the Agreement, and the entire Agreement will continue to be valid in other jurisdictions.

              i.    Waivers. No failure or delay by United or the Executive in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either United or the Executive of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document. Any waiver to be effective must be in writing, specifically referencing the provisions of this Agreement being waived and signed by the party against whom the waiver is being enforced.

              j.    Entire Agreement. This Agreement and the trust agreement with respect to the Secular Trust embody the entire agreement and understanding of the parties hereto in respect of the matters contemplated by this Agreement. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties with respect to the matters contemplated by this Agreement (other than any equity awards remaining outstanding after application of Section 3(d)).

              k.    Actions by United. All actions (or decisions to take no action) by UAL or UA in connection with this Agreement will be taken on behalf of UAL or UA by its Board of Directors (except as otherwise specifically provided in this Agreement), by a majority of such board (not including the Executive), or by any officer authorized to act on behalf of UAL or UA, as applicable.

              l.    Notices. All notices and other communications under this Agreement must be in writing and shall be given (i) when personally delivered to the recipient, (ii) two days after mailing by first class mail, certified or registered with return receipt requested, postage prepaid; or (iii) one day after being sent by a nationally recognized overnight courier (with acknowledgement of delivery), if to United, to the attention of the General Counsel at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007; and if to the Executive, at his address most recently on file with United, or such other address as either party may specify by like notice.

              m.    Employment Status. Nothing herein contained shall interfere with United's right to terminate the Executive's employment with United at any time during or after the Employment Period, with or without Cause, subject to the Company's obligation to provide severance benefits and other amounts as may be required hereunder.

              n.    Compliance with Section 409A. It is the intention of United and the Executive that the provisions of this Agreement comply with Section 409A of the Code ("Section 409A") in a manner that does not impose additional taxes, interest or penalties upon the Executive pursuant to Section 409A, and all provisions of this Agreement will be construed and interpreted in a manner consistent with Section 409A and this Section 10(n). To the extent necessary to avoid imposition of any additional tax or interest penalties under Section 409A, notwithstanding the timing of payment provided in any other Section of this Agreement, the timing of any payment, distribution or benefit pursuant to this Agreement will be subject to a six-month delay in a manner consistent with Section 409A(a)(2)(B)(i) of the Code. Furthermore, notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty surrounding the proper application of Section 409A, United may make necessary amendments to this Agreement for the limited purpose of, and solely to the extent necessary to avoid imposition of penalties and additional taxes upon the Executive under, Section 409A. Except as specifically provided in Sections 3(e)(v), 5(g)(ii) and 10(c), the Executive is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Agreement (including any taxes arising under Section 409A), and United shall not have any obligation to indemnify or otherwise hold the Executive harmless from any or all of such taxes.

              o.    Survival. This Section 10 shall survive the expiration or termination of this Agreement.

  United and the Executive have executed this Agreement as of the date first above written.

UAL CORPORATION	EXECUTIVE
By: /s/ Paul R. Lovejoy__ __________________ Name: Paul R. Lovejoy Title: Senior Vice President, General Counsel & Secretary	/s/ Peter D. McDonald__________________ Peter D. McDonald
UNITED AIR LINES, INC. By: /s/ Paul R. Lovejoy___ _________________ Name: Paul R. Lovejoy Title: Senior Vice President, General Counsel & Secretary

Exhibit A

PETER D. MCDONALD
SECULAR TRUST AGREEMENT

            This Agreement is made as of this 29th day of September, 2006, by and among UAL Corporation, a Delaware corporation (the "Company"), Peter D. McDonald (the "Executive") and The Northern Trust Company, an Illinois corporation, as trustee (the "Trustee").

RECITALS:

            WHEREAS, this Trust Agreement is being entered into pursuant to the terms of the Employment Agreement dated September 29, 2006 (the "Employment Agreement"), attached hereto, for the purpose of establishing a trust (the "Trust") in accordance therewith; and
            WHEREAS, the Trustee agrees to receive payment from the Company to be held pursuant to the terms of this Trust Agreement (the "Agreement").
            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the Company, the Executive and the Trustee agree as follows:

SECTION 1.    Establishment of Trust

                          (a)    The Company hereby pays to the Trustee $2,600,000, which payment shall effect an irrevocable transfer and conveyance of all of the Company's legal title and ownership in and to such funds, and such funds shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The property held by the Trustee hereunder shall constitute the trust fund ("Trust Fund").

                           (b)    The Trust Fund shall be held for the exclusive benefit of the Executive on the terms and conditions hereinafter set forth.

                           (c)    The Trust hereby established is irrevocable.

                           (d)    The Trust is intended to be taxed as a simple trust pursuant to the provisions of Section 651 of the Internal Revenue Code of 1986, as amended ("Code") and, as such, the Trust's income is required to be distributed currently to the Executive at the times provided herein. The Trust's fiscal year is the calendar year.

                           (e)    Except for the limited and contingent right to receive payment of the Trust Fund as provided in Section 9(b) below, the Company shall have no legal or beneficial right or interest whatsoever in or to the Trust or the Trust Fund. Without limiting the generality of the foregoing, the Trust Fund and the principal and income of the Trust shall not constitute assets or property of the Company and shall not be subject to the claims of creditors of the Company in the event of the Company's insolvency or bankruptcy and in such event Company shall not assert that any portion of the Trust Fund constitutes assets of the debtor's estate.

                           (f)    This Trust shall terminate immediately upon the final distribution of the principal and earnings of the Trust Fund to the Executive or, solely to the extent provided by Section 2(d)(ii) (after a final determination of any dispute thereunder), upon forfeiture of the Trust's principal.

                           (g)    In no event shall this Trust terminate later than 21 years after the death of the Executive and his current spouse.

SECTION 2.    Payments to or on Behalf of Executive

                           (a)    The Trustee shall hold, manage, invest and reinvest the Trust Fund, collect the income therefrom and dispose of the income and principal of the Trust as provided in this Section 2.

                           (b)    As provided in Section 3(e) of the Employment Agreement, the Executive's rights with respect to the Trust's principal shall become vested in accordance with the following schedule: (i) on February 1, 2008, the Executive's rights with respect to one-third of the portion of the Trust's principal then held by the Trust shall become vested; (ii) on February 1, 2009, the Executive's rights with respect to the one-half of the portion of the Trust's principal then held by the Trust (assuming full payment of the amount in clause (i) hereof) shall become vested; and (iii) on February 1, 2010, the Executive's rights with respect to 100% of the portion of the Trust's principal then held by the Trust shall become vested (each of the preceding dates, a "Vesting Date"), provided that (A) the Executive's rights with respect to some or all of the Trust's principal may become vested prior to a Vesting Date and (B) the Executive may forfeit his rights with respect to the unvested portion of the Trust's principal, in each case as provided in Section 3(e) of the Employment Agreement and Section 2(d) of this Agreement. The Trustee shall have no duty to review the Employment Agreement and may conclusively rely on the written determinations of the Company and the Executive (which in both cases shall be made in good faith) with respect to the applicability of the Employment Agreement to the terms of this Agreement in the manner set forth in Section 2(d) of this Agreement.

                           (c)    Unless the Executive or the Company has provided written notice to the Trustee of the termination of the Executive's employment prior to a Vesting Date in accordance with Section 2(d), or the Company has provided written notice to the Trust of the accelerated vesting of the Executive's rights with respect to some or all of the Trust's principal in accordance with Section 2(f), the portion of the Trust's principal with respect to which the Executive's rights have become vested shall be paid in full to the Executive in a single lump-sum cash amount within 30 days following the applicable Vesting Date, provided that, prior to making any payment with respect to the first or second Vesting Date, the Trustee shall deliver to the Company and the Executive a written notice setting forth the full value of the Trust's principal as of the applicable Vesting Date and the Trustee's calculation of the value of one-third or one-half (as applicable) of the value of the Trust's principal as of such date. Unless the Company provides the Trustee with a written notice objecting to the Trustee's calculation within 10 days of the Trustee's delivery to the Company of such calculation, the Executive shall be paid the vested portion of the Trust's principal in accordance with the preceding sentence. The Trustee may conclusively rely on the Company's approval of such calculation by affirmative notice from the Company or by the Company's failure to object to its calculation within 10 days of the Trustee's delivery of such calculation to the Company. If the Company provides the Trustee with a written notice of objection to the Trustee's calculations as set forth herein, the Company shall provide both to the Trustee and the Executive in writing its calculations of amounts to be paid hereunder (with confirmation to the Trustee that the Executive has received such written notice). If the Executive does not object in writing to the Trustee within 10 days after his receipt of such written notice from the Company, the Trustee shall pay the amounts calculated by the Company. If the Executive does object in writing to the Trustee within 10 days after his receipt of such written notice from the Company, the Trustee shall pay the amounts calculated by the Company and the payment of any additional amount shall be resolved in accordance with the dispute resolution provisions of the Employment Agreement.

                           (d)    If the Executive's employment with the Company terminates prior to a Vesting Date, the Executive or the Company may provide written notice to the Trustee of the Executive's termination (with a copy to the other party) stating therein whether such termination results in (i) the immediate vesting of the Executive's rights with respect to 100% of the Trust's principal or (ii) the immediate forfeiture of the Executive's rights with respect to 100% of the unvested portion of the Trust's principal as of the date the Trustee receives such notice. Within 10 days of receipt of any such notice, the Trustee shall give written notice to the Company and the Executive of its receipt of such notice (and provide to such party a copy of such notice). If the other party (either the Company or the Executive) confirms in writing the content of the notice, or fails to object to it within 30 calendar days after the Trustee has sent such written notice, distribution will be made either (A) to the Executive in accordance with Section 2(e), in the event that clause (i) of the preceding sentence is applicable or (B) to the Company in accordance with Section 9(b), in the event that clause (ii) of the preceding sentence is applicable. In the event that the parties disagree with respect to whether clause (i) or clause (ii) shall apply, the Trustee shall hold all unvested portions of the Trust Fund and all subsequent earnings thereon until such time as the reason for termination has been resolved in accordance with the dispute resolution provisions of the Employment Agreement. The Trustee may conclusively rely on a notice of such resolution delivered to the Trustee and signed by the Executive and authorized officer of the Company.

                           (e)    In the event that the Executive's rights with respect to 100% of the Trust's principal become vested in accordance with Section 3(e) of the Employment Agreement as a result of the Executive's termination of employment, the entire Trust Fund will be paid to the Executive in a single lump-sum cash payment within 30 days of the expiration of the 30 day period described in Section 2(d) (provided that if the Company has provided the notice to the Trustee that the Executive's right to 100% of the Trust Fund has immediately vested, such payment shall be made within 30 days of such notice).

                           (f)    Notwithstanding any provision of Section 2(b), the Company may, at any time, accelerate the vesting of the Executive's rights with respect to some or all of the Trust's principal by providing written notice to the Trustee specifying the portion of the Trust's principal with respect to which the Executive's rights have become vested. In such event, such portion shall be paid in full to the Executive in a single lump-sum cash amount within 30 days following the Company's delivery of such notice.

                           (g)    If the Executive is deceased, then any amounts payable to the Executive pursuant to the Trust shall instead be paid to the Executive's beneficiary as provided for under the Employment Agreement.

                           (h)    In the event the Executive must include in his gross income any or all of the value of his interest in the Trust (whether or not prior to the distribution of amounts from the Trust), then the Trustee, upon direction from the Company, shall withhold any federal, state and local taxes of whatever type that may be required to be withheld with respect to such inclusion of income, and shall distribute such amounts to the Company for its proper submission and reporting by the Company. Any amounts so withheld pursuant to this Section 2(h) shall be treated as having been paid to the Executive for purposes of this Section 2 and the Employment Agreement. The computation of the amount to be withheld and submitted to the proper tax authorities shall be determined by the Company.

                           (i)    All current earnings (within the meaning of Code section 651) arising from investment of the Trust Fund shall be distributed to the Executive as of the last business day of the calendar quarter in which earned by the Trust. Such income shall be reported and taxed to the Executive under Code Section 652 as a trust distribution and not as additional compensation from the Company. The Trustee, or such other tax advisor as may be selected by the Executive, shall prepare the annual tax returns for the Trust and deliver such returns to the Trustee for review and submission to the proper tax authorities.

SECTION 3.    Payments to Company

                The Company shall have no beneficial interest in the principal or earnings hereunder, except as provided in Section 9(b).

  SECTION 4.    Investment Authority

                             (a)    The Trustee shall have the authority to manage and control the Trust assets, pursuant to the written investment guidelines provided to the Trustee in writing by the Executive and shall follow such guidelines with respect to the investment of the Trust Fund. The Executive may substitute or modify such guidelines from time to time by written notice to the Trustee. In the absence of such guidelines, the Trustee shall invest the corpus of the Trust Fund in short term securities of the United States Government. Pursuant to such guidelines and subject to the terms of the Agreement, with respect to any and all property at any time held by it hereunder, and whether constituting principal or income therefrom, the Trustee shall have the following powers, in addition to those conferred by law:

                                     (1)    To retain any such property as investment without regard to the proportion which such property or property of a similar character, so held, may bear to the entire amount of the Trust in which such property is held whether or not such property is of the class in which the Trustee is authorized by law or any rule of court to invest trust funds.

                                      (2)    To sell such property at either public or private sale for cash or on credit; to exchange such property; and to grant options for the purchase thereof.

                                      (3)    To invest and reinvest in property of any character, real or personal, foreign or domestic, including, but without limiting the generality of the foregoing, bonds, notes, securities, mortgages, common and preferred stocks, partnerships, shares or interests in investment trusts and participation in any common trust fund maintained by the Trustee, and open-end and closed-end investment companies and mutual funds, including (to the extent permitted by applicable law) companies or funds to which the Trustee acts as investment advisor and/or performs other services, regardless of the purposes for which any such company or fund was created, and any partnership, limited or unlimited, joint venture and other forms of joint enterprise created for any lawful purpose.

                              (4)    With respect to any investment of the Trust, to consent to and participate in any plan of reorganization, consolidation, merger, combination, or other similar plan, and to consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to such plan.

                              (5)    With respect to any investment of the Trust, to deposit any such property with any protective reorganization or similar committee, to delegate discretionary power thereto, to pay part of its expenses and compensation and any assessments levied with respect to such property.

                              (6)    To exercise all conversion, subscription, voting and other rights of whatsoever nature pertaining to any such property and to grant proxies, discretionary or otherwise, in respect thereof.

                              (7)    To make loans of securities held in the Trust to registered brokers and dealers upon such terms and conditions as are permitted by applicable law and regulations, and in each instance to permit the securities so let to be registered in the name of the borrower or a nominee of the borrower, provided that in each instance the loan is adequately secured and neither the borrower nor any affiliate of the borrower has discretionary authority or control with respect to the assets of the Trust involved in the transaction or renders investment advice with respect to those assets.

                              (8)    To borrow money in such amounts and upon such terms, from itself individually or from others, for such purpose or purposes as it, in its discretion, may determine and in connection therewith to execute promissory notes, mortgages or other obligations and to pledge or mortgage any such property as security.

                              (9)    To employ agents, experts and counsel, including legal and investment counsel, and to delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and counsel and to pay reasonable fees to such agents, experts and counsel.

                              (10)   To extend the time of payment of any obligation held by it and to compromise, settle or submit to arbitration upon such terms as to it may seem proper, or to release, any claim in favor of the Trust created hereunder.

                              (11)   From time to time to register any property in the name of its nominee or in its own name or to hold it unregistered or in such form that title shall pass by delivery and to place property in a custody or safekeeping account.

                              (12)   To receive additional property from any source and add it to, and mingle it with, the Trust hereunder.

                              (13)   To make any division or distribution in cash or in other property or undivided interests therein, or partly in cash and partly in other property or undivided interests therein.

                              (14)   To make executory contracts and to grant options for any purpose and upon any terms, and to make such contracts and options binding on the Trust and enforceable against any property included in the Trust estate.

                              (15)   To do all such acts, take all such proceedings and exercise all such rights and privileges, although not hereinbefore specifically mentioned, with relation to any such property, as if the absolute owner thereof, and in connection therewith to make, execute and deliver any instruments and to enter into any covenants or agreements binding the Trust hereunder.

                              (16)   Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or by applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administration Regulations promulgated under the Code.

                              (b)    In no event may the Trustee invest in securities (including stock or rights to acquire stocks) or obligations issued by the Company, or any affiliate of the Company, other than a de minimus amount held in common investment vehicles in which the Trustee invests.

  SECTION 5.    Responsibility of Trustee

                              (a)    The Trustee shall prudently discharge its duties hereunder solely for the purposes set forth herein.

                              (b)    Persons dealing with the Trustee shall not be obligated to look to the application of any moneys or other property paid or delivered to the Trustee or to inquire into the authority of the Trustee as to any transaction. All powers granted to the Trustee shall continue until actual distribution of the property.

                              (c)    The Trustee shall incur no liability whatsoever by reason of any action taken or not taken pursuant to the provisions of this Agreement except to the extent such liability arises directly from the Trustee's negligence in the performance of its specifically allocated responsibilities under the terms of this Agreement, the Trustee's gross negligence or the Trustee's willful misconduct.

                              (d)    The Trustee may consult with legal counsel (who, with the consent of the Executive, may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. The Trustee may have agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

  SECTION 6.    Resignation and Removal of Trustee

                              (a)    If the Trustee shall resign or cease to act for any reason, the Company shall have the power to appoint a successor trustee. Under no circumstances shall the Company act as trustee hereunder.

                              (b)    The Trustee may resign at any time upon sixty (60) days' prior written notice to the Company. In the event a trustee, or a successor trustee resigns, it shall be relieved of all further liability hereunder other than to account for all property received while acting as trustee and, if applicable, to turn over such property to a successor trustee.

                              (c)    The Company, with the written approval of the Executive, may remove the Trustee at any time upon sixty (60) days' prior written notice to the Trustee, and shall appoint a successor trustee. In the event a trustee is removed it shall be relieved of all further liability hereunder other than to account for all property received while acting as trustee and, if applicable, to turn over such property to a successor trustee.

                              (d)    The appointment of a successor trustee by the Company shall be subject to the written consent of the Executive.

                              (e)    No successor trustee shall be liable or responsible in any way for the acts or defaults of any predecessor trustee, nor for any loss or expense caused by anything done or neglected to be done by any predecessor trustee, but such successor trustee shall be liable only for its own acts and defaults with respect to the Trust funds actually received by it as trustee. Every successor trustee shall be vested with all the duties, rights, titles, and powers, whether discretionary or otherwise, of the original trustee. No Trustee or successor trustee shall be required to give any bond or other security for the faithful performance of its duties as such.

  SECTION 7.    Accounting by Trustee

              Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including, without limitation, such specific records as shall be agreed upon in writing between the Executive and the Trustee. Within ninety (90) days after the close of each calendar year and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Executive (with a copy to the Company) a written account of the administration of the Trust during such year or during the period from the close of such preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchase or sales, and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

  SECTION 8.    Compensation and Expenses of Trustee.

                              (a)    The Trustee's fees for the first twelve months have been paid by the Company. Thereafter, to the extent the Trustee's fees are not paid by the Company or the Executive, the fees shall be paid from the Trust. In addition, the Trustee shall be reimbursed for any expenses (including accounting and legal fees) that the Trustee reasonably incurs in connection with the Trust other than any expenses that arise directly from the Trustee's negligence in the performance of its specifically allocated responsibilities under the terms of this Agreement, the Trustee's gross negligence or the Trustee's willful misconduct. Those items of expense shall be paid from the Trust, unless otherwise agreed in writing by the Trustee and the Company or otherwise paid by the Company or the Executive. Prior to any such payment, the Trustee shall provide an accounting of such expenses to the Company and the Executive. This paragraph shall survive the termination of this Agreement.

                              (b)    All of the on-going administrative expenses shall be paid from the Trust.

  SECTION 9.    Amendment and Termination

                              (a)    The Agreement and the Trust hereunder may be amended any time and to any extent by written instrument executed by the Trustee, the Executive and the Company.

                              (b)    The Trust shall not terminate until the date on which the corpus of the Trust has been distributed to the Executive, or forfeited in accordance with Section 2(d)(ii) and the provisions of Section 2(d), in which case any assets remaining in the Trust shall be paid to the Company in a single lump-sum cash amount within 30 days of the expiration of the 30-day period described in Section 2(d) (unless there is a dispute with respect to such payment, in which case, the second to the last sentence of Section 2(d) shall apply).

  SECTION 10.    Miscellaneous

                              (a)    Any direction of the Trustee by the Company pursuant to any of the provisions of the Agreement shall be evidenced by a written notice or written direction to such effect over the signature of any officer or other representative of the Company who shall have been certified in writing to the Trustee by the Secretary of the Company, as having such authority and the Trustee shall be fully protected in acting in accordance with such written notices or written directions. Until written notice is given to the contrary, communications to the Trustee shall be sent to it as its office at The Northern Trust Company, Attn: David M. Cyganiak, Wealth Strategist/Vice President, 1501 E Woodfield Road, Schaumburg IL 60173. Communications to the Company shall be sent to UAL Corporation, Attn: Corporate Secretary, 1200 East Algonquin Road, Elk Grove Township, Illinois 60007. Communications to the Executive shall be sent to the Executive at his principal residence, with a copy to Morrison Cohen LLP, 909 Third Avenue, New York, New York 10022, Attn: Robert M. Sedgwick, Esq.

                              (b)    The Agreement shall inure to the benefit of and be binding upon the Company, the Executive and the Trustee and their successors and assigns.

                              (c)    The Executive's interest and his beneficiary's interest in income or principal hereunder shall not be subject to anticipation, assignment, pledge, sale or transfer in any manner, nor shall the Executive nor the Executive's beneficiary have the power to anticipate, encumber or change such interest, nor shall such interest, while in the possession of the Trustee, be liable for or subject to the debts, contracts, obligations, liabilities or torts of the Executive or the Executive's spouse.

                              (d)    Wherever necessary or appropriate, the use herein of any gender shall be deemed to include the other gender and the use herein of either the singular or the plural shall be deemed to include the other.

                              (e)    Any provision of the Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without affecting the remaining portions hereof.

                              (f)    This trust is not intended to be an employee benefit plan within the intendment of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended.

                              (g)    The Agreement shall become effective, as of the day and year first above written, upon the execution of the Agreement by the Company, the Trustee and the Executive. It shall be governed and construed in all respect according to the law of the State of Illinois. Notwithstanding the application of Illinois law, the actual administration of the Trust may be conducted in such location, and the location of the Trust Fund assets may be changed, as the Trustee, in its sole discretion, may determine from time to time.

    IN WITNESS WHEREOF, the parties have executed this Trust Agreement as of the date first above written.
Attest:	UAL CORPORATION
By:
Name:	Name:
Title:	Title:

Attest:	THE NORTHERN TRUST COMPANY, as Trustee
By:
Name:	Name:
Title:	Title:
PETER D. MCDONALD